EXHIBIT 99.1
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CONTACTS
Robin Smith, CEO                              Stanley Wunderlich/Daniel Stepanek
NeoStem, Inc.                                 Consulting for Strategic Growth 1
420 Lexington Ave., Ste. 450                  800 Second Avenue
NY, NY 10170                                  New York, NY 10017
Tel: (212) 584-4180                           Tel: (800) 625-2236
Fax: (646) 514-7787                           Fax: (212) 337-8089
Email: rsmith@neostem.com                     Emails: info@cfsg1.com
Web site: www.neostem.com                             dstepanek@cfsg1.com
                                              Web site: www.cfsg1.com

                                                           FOR IMMEDIATE RELEASE

  NEOSTEM COMPLETES $2.5 MILLION FINANCING TO ADVANCE THE COMPANY'S GROWTH PLAN

     NEW YORK, NY, Feb 7, 2007 - NeoStem, Inc. (OTCBB:NEOI), the only company specializing in the collection, processing and long-term storage of Adult Stem Cells (ASCs) for autologous use, announced today that it has completed a $2.5 million private placement of common stock and warrants. Proceeds from the offering will be used to accelerate the Company's growth plan, including expansion of Adult Stem Cell Collection Centers and the NeoStem Physicians Network.

     Emerging Growth Equities, Ltd. acted as the placement agent for this transaction.

     NeoStem's CEO, Robin L. Smith, MD, MBA, stated, "We are extremely pleased to announce the closing of this financing. This infusion of capital will allow us to pursue opportunities that should drive our growth over the next several years. We are very excited to have the support of investors, such as well known venture capitalists John Pappajohn and Cliff Henry, who understand the potential for adult stem cell therapeutics that are emerging with the advances of regenerative medicine for heart disease, skeletal repair, skin wounds, burns, radiation exposure and autoimmune disorders such as lupus, multiple sclerosis and rheumatoid arthritis. By storing his or her own stem cells, a patient can create bio-insurance against future need while eliminating potential issues of tissue matching and rejection. NeoStem is the first commercial company to provide safe and convenient autologous stem cell processing and long-term storage for stem cells derived from adults."

     During the remainder of 2007, NeoStem is moving to:

     o    Expand its network of participating physicians;
     o Establish Adult Stem Cell Collection Centers throughout the continental United States;
     o Establish strategic relationships with leading pharmaceutical and biotechnology companies;
     o Partner with major academic institutions to enhance translational research;
     o    Market its services to those educated in the value of stem cells;
     o Enhance the Company's distinguished Board of Directors and Scientific and Advisory Boards; and
     o Expand its patent portfolio in the identification, collection, mobilization and storage of autologous stem cells.

ABOUT NEOSTEM, INC.

     NeoStem, Inc. (OTCBB:NEOI) is in the business of processing and long-term storage of stem cells safely extracted from adults for multiple uses by the individual in the future. NeoStem and its network of providers use a safe, minimally invasive procedure -- apheresis -- to collect the cells. Using its proprietary process, NeoStem provides the infrastructure, methods and systems that allow adults to have their stem cells safely collected and conveniently banked for multiple future therapeutic uses, as needed, in the treatment of such diseases as diabetes, heart disease, cancer and radiation sickness. Further potential uses for adult stem cells include regenerative therapies for wound healing, autoimmune diseases such as multiple sclerosis and lupus, and age-related degenerative musculoskeletal diseases. NeoStem's first processing and storage bank facility has been licensed by the State of California and is operating in Los Angeles.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the ability of NeoStem, Inc. ("the Company") to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the potential revenue growth of the Company's business. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company' s ability to enter the adult stem cell arena and future operating results are dependent upon many factors, including but not limited to (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business and obtain appropriate state licenses; (iii) competitive factors and developments beyond the Company's control; (iv) scientific and medical developments beyond the Company's control, including developments in the potential therapeutic use of adult stem and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."